Press Release From J. W. Mays, Inc. Publicity Department 9 Bond Street Brooklyn, NY 11201 718 624 7400	Exhibit 99(i)

J. W. MAYS, INC.
REPORTS ON OPERATIONS
FOR THREE AND SIX MONTHS ENDED JANUARY 31, 2017

J. W. Mays, Inc. today reported its financial results for the three and six months ended January 31, 2017.

Revenues from Operations for the three months ended January 31, 2017 amounted to $4,824,881 compared to revenues of $4,607,607 in the comparable 2016 three-month period, while revenues from operations for the six months ended January 31, 2017 were $9,607,788 compared to revenues of $9,176,668 in the comparable 2016 six-month period..

Net income from Operations for the three months ended January 31, 2017 was $323,562, or $.16 per share, compared to net income from Operations of $222,726, or $.11 per share, in the comparable 2016 three-month period.

Net income from Operations for the six months ended January 31, 2017 was $785,587, or $.39 per share, compared to net income from Operations of $624,101, or $.31 per share, in the comparable 2016 six-month period.

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Dated: March 8, 2017